UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013 (January 14, 2013)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia		23116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) On January 14, 2013, Owens & Minor, Inc. (the “Company”) announced that D. Andrew Edwards, its Vice President, Controller, Chief Accounting Officer and Acting Chief Financial Officer, will resign from the Company effective February 7, 2013. Mr. Edwards has served as Acting Chief Financial Officer since March 1, 2012. Michael W. Lowry, Operating Vice President, Treasurer, will assume the roles of Interim Chief Financial Officer and Interim Chief Accounting Officer effective February 7, 2013 pending selection of a new chief financial officer and a new chief accounting officer.

Mr. Lowry, age 50, has worked for the Company’s finance and treasury teams for 25 years and has served as Operating Vice President & Treasurer since 2009 and as Operating Vice President, Financial Planning & Analysis from 2001 to 2009. Mr. Lowry has a breadth of experience in debt refinancing, treasury management, credit management, mergers and acquisitions and accounting. As compensation for his additional role as Interim Chief Financial Officer and Interim Chief Accounting Officer, Mr. Lowry will receive an increase of $5,000 per month to his current annual base salary of $207,741.

The press release announcing the foregoing management changes is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Company on January 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: January 14, 2013	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on January 14, 2013.